UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

Centrus Energy Corp.

(Exact name of registrant as specified in its charter)

Delaware	1-14287	52-2107911
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Democracy Center

6903 Rockledge Drive

Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (301) 564-3200

USEC Inc.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously disclosed in its Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 5, 2014 (the “Petition Date”), USEC Inc. (“USEC”) filed a voluntary petition seeking reorganization relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court” and such case, the “Bankruptcy Case”). The Bankruptcy Case is being administered under the caption “In re: USEC Inc., Debtor” Case No. 14-10475. USEC’s subsidiaries (collectively, the “Non-Filing Entities”), including the United States Enrichment Corporation (“Enrichment Corp.”) which is USEC’s primary operating subsidiary, are not Debtors in the Bankruptcy Case. Also, as previously disclosed in its Current Report on Form 8-K filed with the SEC on September 5, 2014, the Bankruptcy Court entered an order (the “Confirmation Order”) approving and confirming the Plan of Reorganization of USEC Inc., dated July 11, 2014 (the “Plan”). Except as noted in Item 1.01 or defined herein, capitalized terms have the meanings ascribed to them in the Plan.

Consummation of the Plan was subject to certain conditions. On September 30, 2014 (the “Effective Date”), all of the conditions were satisfied or waived, and the Plan became effective and was implemented in accordance with its terms. On the Effective Date, USEC’s name was changed to Centrus Energy Corp. (the “Company”) (the “Name Change”). On September 30, 2014, the Company issued a press release announcing the implementation of the Plan and the Name Change, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

As further described below, pursuant to the Plan, on the Effective Date, all shares of the Company’s common stock, $0.10 par value per share (the “Old Common Stock”), all shares of the Company’s Series B-1 12.75% convertible preferred stock, par value $1.00 per share (the “Old Preferred Stock”), and all of the Company’s 3% convertible senior notes due 2014 (the “Old Notes”) that were issued and outstanding immediately prior to the Effective Date were cancelled. Pursuant to the Plan, as further described below, on September 30, 2014, the Company issued new Class A common stock, $0.10 par value per share (the “New Class A Common Stock”), new Class B common stock, $0.10 par value per share (the “New Class B Common Stock”) and new 8% PIK toggle notes (the “New Notes”). In addition, pursuant to the Plan, the Company made a cash payment of approximately $15.86 million to former holders of the Old Notes.

Item 1.01	Entry into a Material Definitive Agreement

NEW NOTES, INDENTURE, PLEDGE AND SECURITY AGREEMENT AND NOTE SUBORDINATION AGREEMENT

On the Effective Date, the Company issued the New Notes with an initial aggregate principal amount of $240.38 million; provided that, the aggregate principal amount of the New Notes may be increased after the date of issuance (“Issue Date”) as a result of any payment of interest on the New Notes in the form of PIK interest. In connection with issuing the New Notes, Enrichment Corp. entered into a Pledge and Security Agreement and the Note Subordination Agreement. The terms of the New Notes will include those stated in the Indenture entered into by the Company, Enrichment Corp and Delaware Trust Company, as trustee (the “Indenture”) and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. Capitalized terms used but not otherwise defined in this Item 1.01 have the meanings ascribed to them in the Indenture.

The New Notes are guaranteed by Enrichment Corp., on a limited, subordinated and conditional basis, as described in the Indenture. Under certain circumstances, Enrichment Corp. may be released from its guarantee without the consent of the holders of the New Notes, including (other than with respect to certain amounts owed as described in the Indenture) upon the occurrence of certain termination events set forth in the Indenture.

The New Notes will mature 5 years from the Issue Date; provided that, the Company has the right to extend the maturity date to 10 years from the Issue Date upon the occurrence of certain conditions set forth in the Indenture. The New Notes will pay interest at a rate of 8.0% per annum. Interest will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from the Issue Date. Interest will be payable semi-annually in arrears based on a 360 day year. The Company has elected to pay in kind 3.0% of interest for the semi-annual interest payment dates occurring on March 31, 2015 and September 30, 2015. The Company has the option to pay in kind up to 5.5% of interest from October 1, 2015 through maturity.

The New Notes are subordinated in right of payment to certain indebtedness and obligation of the Company designated as Issuer Senior Debt in the Indenture. The New Notes rank pari passu in right of payment with all existing and future unsubordinated indebtedness of the Company (other than the Issuer Senior Debt) and are senior in right of payment to all existing and future subordinated indebtedness of the Company; and only indebtedness and obligations that are Issuer Senior Debt shall rank senior to the indebtedness evidenced by the New Notes.

The Enrichment Corp. guaranty is subordinated in right of payment to indebtedness and obligations of Enrichment Corp. designated as Designated Senior Claims in the Indenture. The guaranty ranks pari passu in right of payment with all existing and future unsubordinated indebtedness of Enrichment Corp. (other than the Designated Senior Claims) and are senior in right of payment to all existing and future subordinated indebtedness of Enrichment Corp.; and only indebtedness and obligations of Enrichment Corp. that are Designated Senior Claims shall rank senior to the obligations of Enrichment Corp. under the guaranty.

The New Notes are not secured by a lien on any assets of the Company. Enrichment Corp.’s obligations under its guaranty will be secured by a lien on Enrichment Corp.’s assets constituting collateral, including, among other things, its inventory and its accounts receivable, subject to certain exceptions. The security interest securing the guaranty is junior in priority to any and all security interest and liens at any time securing the Designated Senior Claims.

The New Notes are redeemable by the Company in whole or in part, at any time, at a price equal to one hundred percent (100%) of the principal amount (including as a result of the payment of PIK interest) of the New Notes to be redeemed plus accrued and unpaid interest, if any, to the date of redemption. The New Notes are not subject to any mandatory redemption obligation. There is no sinking fund provided for the New Notes. Upon the occurrence of a Change of Control as defined in the Indenture, the Company will be required to offer to repurchase all of the New Notes at 101% of the aggregate principal amount repurchased plus accrued and unpaid interest, if any.

The Indenture contains covenants customary for securities such as the New Notes covering (i) the payment of principal and interest, (ii) maintenance of an office or agency for the payment of the notes, (iii) SEC Reports, (iv) stay, extension and usury laws, (v) payment of taxes, (vi) existence, (vii) maintenance of properties and (viii) maintenance of insurance. The Indenture otherwise contains no covenants that restrict the operation of the Company or its subsidiaries, or their respective businesses other than (i) limitations on Enrichment Corp.’s ability to transfer the collateral and (ii) limitations on liens that may be imposed on the assets of Enrichment Corp., which covenants are, in each case, subject to certain exceptions set forth in the Indenture.

The foregoing summary is not intended to be a complete description and is qualified in its entirety by reference to the full text of the Indenture, Pledge and Security Agreement and Note Subordination Agreement, which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively and are incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement

On the Effective Date, the Old Notes were cancelled and the Indenture dated September 28, 2007 (the “Old Indenture”) (see Exhibit 4.1 of USEC’s Current Report on Form 8-K filed with the SEC on September 28, 2007), between USEC and Wells Fargo Bank, N.A. was terminated. Further, on the Effective Date the Warrants to purchase shares of Class B Common Stock or Series C Convertible Preferred Stock issued to Toshiba America Nuclear Energy Corporation and Babcock & Wilcox Investment Company (see Exhibits 4.1 and 4.2, respectively, of USEC’s Current Report on Form 8-K filed with the SEC on September 2, 2010) were terminated.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 of this Current Report under the heading “NEW NOTES, INDENTURE, PLEDGE AND SECURITY AGREEMENT AND NOTE SUBORDINATION AGREEMENT” is incorporated by reference into this Item 2.03.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Since April 2013, USEC has been out of compliance with the New York Stock Exchange (the “NYSE”) continued listing requirements. In August 2013, the NYSE accepted USEC’s plan of compliance and USEC has been subject to periodic review by the NYSE with respect to USEC’s progress. For a description of USEC’s NYSE listing standards status, see “NYSE Listing Standards Notices” starting on page 31 of USEC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 filed with the SEC on August 13, 2014 and incorporated herein by reference.

On the Effective Date, the Company provided written notice to the NYSE that, pursuant to the Plan, all outstanding shares of Old Common Stock (CUSIP: 90333E) were cancelled. Accordingly, the Company requested that the NYSE suspend trading of and delist the Old Common Stock.

The Company’s New Class A Common Stock has been approved for listing on the NYSE under the symbol LEU. The Company expects that its New Class A Common Stock will begin trading on the NYSE on or about September 30, 2014. Continued listing of the New Class A Common Stock requires compliance with the NYSE’s continued listing requirements which include, among other things, requirements to maintain a minimum market capitalization and minimum share price. There can be no assurance that the Company can meet the NYSE continued listing requirements.

Item 3.02	Unregistered Sale of Equity Securities

On the Effective Date and in accordance with the Plan, the Company issued a total of 7,563,600 shares of New Class A Common Stock and 1,436,400 shares of New Class B Common Stock. The New Class A Common Stock was issued to former holders of the Old Notes and holders of allowed interests/claims in Class 7 of the Plan. The New Class B Common Stock was issued to former holders of the Old Preferred Stock that held Allowed Preferred Stock Interests/Claims.

The issuance of the shares of New Class A Common Stock and New Class B Common Stock under the Plan was not registered with the SEC. The shares of New Class A Common Stock and New Class B Common Stock were issued in reliance on exemptions under the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 1145 of the Bankruptcy Code. Section 1145 of the Bankruptcy Code exempts offers and sales of securities from registration under Section 5 of the Securities Act if the following principal requirements are satisfied:

•	the securities must be issued under a plan of reorganization by the debtor, its successor under a plan or an affiliate participating in a joint plan of reorganization with the debtor; and

•	the securities must be issued either (i) in exchange for the recipient’s claim against, interest in or claim for administrative expense in the case concerning the debtor or such affiliate or (ii) “principally” in such exchange and “partly” for cash or property (as such terms are construed under the Bankruptcy Code).

Item 3.03	Material Modification of the Rights of Security Holders

On the Effective Date, all interests in the Company’s Old Common Stock, Old Preferred Stock and Old Notes, and the warrants and options exercisable therefor, as applicable were cancelled, discharged and deemed of no further force and effect.

As of the Effective Date, the Company’s authorized capital stock consists of 120,000,000 authorized shares, which include 20,000,000 shares of preferred stock, par value $1.00 per share (“Preferred Stock”) and 100,000,000 shares of common stock, par value $0.10 per share, of which 70,000,000 shares are classified as New Class A Common Stock and 30,000,000 shares are classified as New Class B Common Stock.

Pursuant to the Plan and on the Effective Date, 10,000,000 shares of common stock were issued or reserved for issuance by the Company, which includes the issuance of 7,563,600 shares of New Class A Common Stock, the issuance of 1,436,400 shares of New Class B Common Stock and the reservation of 1,000,000 shares of New Class A Common Stock under the Management Incentive Plan.

Item 5.01	Changes in Control of Registrant.

The information regarding the issuance of shares of New Class A Common Stock and New Class B Common Stock and the cancellation of the Old Common Stock and Old Preferred Stock set forth in Items 3.02 and 3.03 of this Current Report, respectively, is incorporated by reference into this Item 5.01.

Additionally, as discussed further in Item 5.02 of this Current Report, the composition of the Company’s Board of Directors as of the Effective Date is substantially different from the composition of the Company’s Board of Directors prior to the Effective Date.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers

DEPARTURE OF DIRECTORS AND APPOINTMENT OF NEW DIRECTORS

In accordance with the Plan, as of the Effective Date, the following members of the Company’s Board of Directors were deemed to have resigned: Messrs. James R. Mellor, Sigmund L. Cornelius, Joseph T. Doyle, Walter E. Skowronski and M. Richard Smith. In accordance with the Plan, the following individuals were appointed to the Board:

•	Mr. Osbert Hood has served as chief operating officer of Advent Capital Management, LLC since 2012. Mr. Hood oversees all non-investment functions including business development, product development, investor relations, operations and technology. Prior to joining Advent, Mr. Hood served as a consultant and business adviser from 2010 to 2012 and was chairman and chief executive officer of MacKay Shields, LLC from 2002 to 2010. Prior to MacKay Shields, LLC, he served as Pioneer Investments USA’s chief executive officer and president from 2003 to 2006 and chief operating officer from 2000 to 2003.

•	Mr. W. Thomas Jagodinski has served on the Board of Directors of Lindsay Corp. (LNN) as its Audit Committee Chairman since 2008. Mr. Jagodinski has served on the Board of Directors and as Audit Committee Chairman of Quinpario Acquisition Corp. (QPAC), a special purpose acquisition corporation. Effective upon the consummation of a merger in 2014, QPAC changed its name to Jason Industries (JASN) and Mr. Jagodinski resigned from the Board. Mr. Jagodinski served on the Board of Directors of Phosphate Holdings, Inc. and its Audit, Compensation and Governance Committees from 2009-2014 and served as Chairman of the Board of Directors from 2011-2014. Mr. Jagodinski also served on the Board of Directors and as Audit Committee Chairman of Solutia Inc. from 2008 – 2012 when the company was acquired by another company. Mr. Jagodinski, a private investor, was President and Chief Executive Officer of Delta and Pine Land Company from 2002 until June 2007 when the company was acquired by another company.

•	Ms. Patricia J. Jamieson retired from Keycorp in March 2013, where she held various executive director positions, reporting directly to the chief financial officer since 1998. From 2009 to March 2013, Ms. Jamieson served as the executive director - planning & performance management for Keycorp. From 1998 to 2009, she was the chief financial officer for Key Corporate Bank, one of the two main divisions of Keycorp. From 1996 to October 1998, she was the chief financial officer of McDonald & Company Investments Inc., a publicly traded brokerage, asset management and investment banking company, which was purchased by Keycorp in October 1998.

•	Mr. Suleman E. Lunat is a Partner of M-III Partners, LLC, an investment firm. Mr. Lunat was most recently a senior principal and portfolio manager in the Capital Markets division of Apollo Global Management, where he was employed from 2007 to 2013, focused on managing a portfolio of special situation credit and equity investments in both the public and private markets. Prior to joining Apollo in 2007, he was a senior investment analyst at both Longacre Fund Management from 2005 to 2007 and Sandell Asset Management from 2004 to 2005. Prior to joining Sandell, he was a vice president at Greenhill & Co., where he was employed from 1997 to 2003, focused on bankruptcy restructuring, M&A and principal investing.

•	Mr. Michael Preston Morrell retired in 2003 as president of Allegheny Energy Supply Company, a wholly owned subsidiary of Allegheny Energy, Inc., an electric utility holding company. He joined Allegheny in 1996 as senior vice president and chief financial officer. Prior to that, he worked for 19 years at General Public Utilities Corporation, an electric utility holding company, as vice president and treasurer, vice president of a General Public Utilities Corporation subsidiary and as a nuclear engineer. Mr. Morrell began his career as a nuclear submarine officer in the U.S. Navy, and worked as a nuclear engineer at Burns & Roe, Inc. for one year. He previously served on the boards of directors of all Allegheny Energy, Inc. subsidiaries, all General Public Utilities Corporation subsidiaries and the Utilities Mutual Insurance Company. Most recently, Mr. Morrell has served as business manager for a non-profit and was an adjunct professor of mathematics at Shepherd University.

COMPENSATORY ARRANGEMENTS

2014 EQUITY INCENTIVE PLAN

On the Effective Date, the Company adopted the 2014 Equity Incentive Plan (“2014 Equity Incentive Plan”) which authorizes the issuance of up to 1,000,000 shares of the New Class A Common Stock to the Company’s employees, officers, directors and other individuals providing services to the Company or its affiliates pursuant to options, stock appreciation rights, restricted stock units, restricted stock, performance awards, dividend equivalent rights and other stock based awards, as well as cash based awards. The foregoing summary is not intended to be a complete description and is qualified in its entirety by reference to the full text of the 2014 Equity Incentive Plan attached hereto as Exhibit 10.1 and incorporated herein by reference.

2014 POST-RESTRUCTURING INCENTIVE PLAN

On the Effective Date, the Company adopted the 2014 Post-Restructuring Incentive Plan which provides for the award of an annual cash award for 2014 (“Annual Award”), and a long-term incentive cash award (“LTI”) to be granted within 60 days after the Effective Date, as well as, a grant of options under the 2014 Equity Incentive Plan in an amount to be determined by the Compensation Committee of the Board of Directors within 60 days after the Effective Date. The amount of each executive officer’s target Annual Award and LTI is 35% of base salary. Awards under the Company’s quarterly incentive plan were terminated and cancelled at the Effective Date. The Annual Award and the LTI are intended to supersede and replace awards under that plan.

The Annual Award will be paid in cash only if a commitment is secured by December 31, 2014 which will continue the American Centrifuge Project for at least one year beyond September 2014 on a basis that will maintain a domestic enrichment capability using the American Centrifuge technology while preserving the optionality for future commercialization, provided that the Company retains a material ownership interest or material contractual role, directly or through its affiliates, in such program during the period.

The foregoing summary is not intended to be a complete description and is qualified in its entirety by reference to the full text of the 2014 Post-Restructuring Incentive Plan attached hereto as Exhibit 10.2 and incorporated herein by reference.

EXECUTIVE SEVERANCE PLAN

On the Effective Date, the Company amended and restated its Executive Severance Plan to allow covered executives to terminate for “good reason” during the twelve-month period following the Effective Date (the “protected period”) and treat such termination as a termination without “cause” entitling the executive to severance under the terms of the plan.

Under the terms of the Executive Severance Plan, if a covered executive is terminated without cause, or for good reason during the protected period then he or she is eligible to receive: (a) a prorated share of his or her current annual incentive (payable at the end of the performance period based on actual performance) up to the date of termination; (b) a lump sum cash severance equal to two times the sum of the executive’s annual base salary and bonus (generally, the executive’s target annual award for the year of termination or, if higher, the average of the three most recent annual bonuses paid to the executive prior to the termination date); and (c) continuation of medical and dental coverage as well as life insurance paid for by the Company for two years after termination (or until similar coverage is received from a subsequent employer, whichever occurs first), continued eligibility to participate in the Company’s employee assistance plan for two years, and outplacement assistance services for six months (not to exceed $15,000). Effective for terminations after January 1, 2015, the lump sum cash severance is reduced from two times to one times the sum of the executive’s annual base salary and bonus award, and the continuation of benefits is reduced from two years to one year after termination.

The foregoing summary is not intended to be a complete description and is qualified in its entirety by reference to the full text of the Amended and Restated Centrus Energy Corp. Executive Severance Plan attached hereto as Exhibit 10.3 and incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or By-Laws; Changes in Fiscal Year

On the Effective Date and in accordance with the Plan, USEC filed a Certificate of Amendment to the Company’s Certificate of Incorporation with the Delaware Secretary of State to effect the Name Change.

After the Name Change, on the Effective Date and in accordance with the Plan, the Company filed an Amended and Restated Certificate of Incorporation with the Delaware Secretary of State. The Amended and Restated Certificate of Incorporation includes, among other things, the following material amendments to the Company’s Certificate of Incorporation:

•	The Company’s authorized capital stock consists of 120,000,000 authorized shares, which include 20,000,000 shares of Preferred Stock, 70,000,000 shares of New Class A Common Stock and 30,000,000 shares of New Class B Common Stock.

The foregoing summary is not intended to be a complete description and is qualified in its entirety by reference to the full text of Amended and Restated Certificate of Incorporation attached hereto as Exhibit 3.1 and incorporated herein by reference.

Also, on the Effective Date and in accordance with the Plan, the Company adopted the Second Amended and Restated Bylaws (the “Bylaws”) to reflect the Name Change, among other things.

The foregoing summary of the terms of the Bylaws is not intended to be a complete description and is qualified in its entirety by reference to the full text of the Bylaws attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Centrus Energy Corp. (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form 8-A, filed with the SEC on September 30, 2014).

3.2	Second Amended and Restated Bylaws of Centrus Energy Corp. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 8-A, filed with the SEC on September 30, 2014).

4.1	Indenture by and among Centrus Energy Corp., as Issuer, United States Enrichment Corporation, as Note Guarantor and Delaware Trust Company, as Trustee and Collateral Agent, dated as of September 30, 2014.

4.2	Pledge and Security Agreement by and among Delaware Trust Company, as Collateral Agent, and United States Enrichment Corporation dated as of September 30, 2014.

4.3	Note Subordination Agreement by and among United States Enrichment Corporation and Delaware Trust Company, as Trustee, dated as of September 30, 2014.

10.1	Centrus Energy Corp. 2014 Equity Incentive Plan.

10.2	Centrus Energy Corp. 2014 Post-Restructuring Incentive Plan.

10.3	Amended and Restated Centrus Energy Corp. Executive Severance Plan.

99.1	Press Release dated September 30, 2014 issued by Centrus Energy Corp.

Cautionary Note Regarding Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 - that is, statements related to future events. In this context, forward-looking statements may address our expected future business and financial performance, and often contain words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “will” and other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For Centrus Energy Corp., particular risks and uncertainties that could cause our actual future results to differ materially from those expressed in our forward-looking statements include, uncertainty regarding our ability to maintain the listing of our common stock on the NYSE; uncertainty of our ability to improve our operating structure, financial results and profitability following emergence from Chapter 11; risks related to the ongoing transition of our business, including the impact of our ceasing enrichment at the Paducah gaseous diffusion plant and uncertainty regarding our ability to deploy the American Centrifuge project; uncertainty regarding funding for the American Centrifuge project and the potential for a demobilization or termination of the American Centrifuge project if additional government funding is not provided during the term of the agreement with UT-Battelle, LLC, the management and operating contractor for Oak Ridge National Laboratory (“ORNL”) for continued research, development and demonstration of the American Centrifuge technology (the “ACTDO Agreement”), including for any option periods, or upon completion of such agreement; risks related to our ability to perform the work required under the ACTDO Agreement at a cost that does not exceed the firm fixed funding provided thereunder; the impact of actions we have taken or may take (including as a result of the reduction in scope of work under the ACTDO Agreement) to reduce spending on the American Centrifuge project, including the potential loss of key suppliers and employees, impacts to cost and schedule and the ability to remobilize for commercial deployment of the American Centrifuge Plant, impacts on our liquidity as a result of demobilization or termination liabilities; risks related to the underfunding of our defined benefit pension plans and potential actions the Pension Benefit Guaranty Corporation could pursue in connection with ceasing enrichment at the gaseous diffusion plants or with any demobilization or termination of the American Centrifuge project or otherwise including the involuntary termination of the plans, imposition of liens or requiring additional funding; the impact of uncertainty regarding our ability to continue as a going concern on our liquidity and prospects; our ability to implement the agreement with the U.S. Department of Energy (“DOE”) regarding the transition of the Paducah gaseous diffusion plant and uncertainties regarding the transition costs and other impacts of United States Enrichment Corporation, a subsidiary of Centrus Energy Corp., ceasing enrichment at the Paducah gaseous diffusion plant and returning the plant to DOE; the continued impact of the March 2011 earthquake and tsunami in Japan on the nuclear industry and on our business, results of operations and prospects; the impact and potential extended duration of the current supply/demand imbalance in the market for low enriched uranium (“LEU”); the impact of enrichment market conditions, increased project costs and other factors on the economic viability of the American Centrifuge project without additional government support and on our ability to finance the project and the potential for a demobilization or termination of the project; uncertainty regarding our ability to achieve targeted performance over the life of the American Centrifuge Plant which could affect the overall economics of the American Centrifuge Plant; uncertainty concerning the ultimate success of our efforts to obtain a loan guarantee from DOE and/or other financing for the American Centrifuge project or additional government support for the project and the timing and terms thereof; uncertainty concerning customer actions under current contracts and in future contracting due to the delay and uncertainty in deployment of the American Centrifuge technology and/or as a result of changes required due to our cessation of enrichment at Paducah; the dependency of government funding or other government support for the American Centrifuge project on Congressional appropriations or on actions by DOE or Congress; potential changes in our anticipated ownership of or role in the American Centrifuge project, including as a result of our role as a subcontractor to ORNL or as a result of the need to raise additional capital to finance the project in the future; the potential for DOE to seek to terminate or exercise its remedies under the 2002 DOE-USEC agreement, or to require modifications to such agreement that are materially adverse to Centrus Energy Corp.’s interests; changes in U.S. government priorities and the availability of government funding or support, including loan guarantees; risks related to our ability to manage our liquidity without a credit facility; our dependence on deliveries of LEU from Russia under a commercial supply agreement (the “Russian Supply Agreement”) with a Russian government entity known as Techsnabexport (“TENEX”) and limitations on our ability to import the Russian LEU we buy under the Russian Supply Agreement into the United States and other countries; risks related to actions that may be taken by the U.S. Government, the Russian Government or other governments that could affect our ability or the ability of TENEX to perform under the Russian Supply Agreement, including the imposition of sanctions, restrictions or other requirements; risks related to our ability to sell the LEU we procure under our fixed purchase obligations under the Russian Supply Agreement; the decrease or elimination of duties charged on imports of foreign-produced LEU; pricing trends and demand in the uranium and enrichment markets and their impact on our profitability; movement and timing of customer orders; changes to, or termination of, our agreements with the U.S. government; risks related to delays in payment for our contract services work performed for DOE, including our ability to resolve certified claims for payment filed by United States Enrichment Corporation under the Contracts Dispute Act; the impact of government regulation by DOE and the U.S. Nuclear Regulatory Commission; the outcome of legal proceedings and other contingencies (including lawsuits and government investigations or audits); the competitive environment for our products and services; changes in the nuclear energy industry; the impact of volatile financial market conditions on our business, liquidity, prospects, pension assets and credit and insurance facilities; the timing of recognition of previously deferred revenue; and other risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and quarterly reports on Form 10-Q. Revenue and operating results can fluctuate significantly from quarter to quarter, and in some cases, year to year. We do not undertake to update our forward-looking statements except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Centrus Energy Corp.

September 30, 2014	By:	/s/ John C. Barpoulis
John C. Barpoulis
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amended and Restated Certificate of Incorporation of Centrus Energy Corp. (incorporated by reference to Exhibit 3.1 of the Company’s Registration Statement on Form 8-A, filed with the SEC on September 30, 2014).

3.2	Second Amended and Restated Bylaws of Centrus Energy Corp. (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 8-A, filed with the SEC on September 30, 2014).

4.1	Indenture by and among Centrus Energy Corp., as Issuer, United States Enrichment Corporation, as Note Guarantor and Delaware Trust Company, as Trustee and Collateral Agent, dated as of September 30, 2014.

4.2	Pledge and Security Agreement by and among Delaware Trust Company, as Collateral Agent, and United States Enrichment Corporation dated as of September 30, 2014.

4.3	Note Subordination Agreement by and among United States Enrichment Corporation and Delaware Trust Company, as Trustee, dated as of September 30, 2014.

10.1	Centrus Energy Corp. 2014 Equity Incentive Plan.

10.2	Centrus Energy Corp. 2014 Post-Restructuring Incentive Plan.

10.3	Amended and Restated Centrus Energy Corp. Executive Severance Plan.

99.1	Press Release dated September 30, 2014 issued by Centrus Energy Corp.